MUTUAL RELEASE AND SETTLEMENT AGREEMENT

     THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT ("Agreement") is made and entered into this 6 day of March, 2013, between XcelMobility Inc., a Nevada corporation (the "Company"), and Mr. Jack Zwick, an individual (“Zwick”) (sometimes referred to herein Individually as "Party" and collectively as the "Parties").

Recitals

     A. WHEREAS Zwick has served as a member of the Company's Board of Directors from April 1,2012 until November 28, 2012, and

     B. WHEREAS, The Company owes Zwick 105,000 common shares and accrued directors fees of $20,000.00 as documented in Zwick's Board Advisory Agreement, effective April1, 2012, and

     C. WHEREAS, the Parties desire to fully and finally discontinue their relationship with one another, and the Company is willing to pay 150,000 to Zwick in exchange for entering into this Agreement and waiving his claim to the compensation owed and detailed in B above.

Agreement

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Subject to the terms and conditions of this Agreement, including the Company's payment of 150,000 common shares to Zwick (the share certificate be in Zwick's possession on or before March 31, 2013 and to have a restricted period of no longer than 6 months), the receipt and sufficiency of which is hereby acknowledged and accepted, Zwick agrees (on his own behalf and on behalf of each of his affiliates) to and does hereby release and forever discharge the Company and its affiliates, officers, directors, shareholders and successors in interest of and from any and all claims, demands, rights, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, which Zwick may now have, has ever had, or may hereafter have against the Company or its affiliates arising contemporaneously with or prior to the date hereof or arising out of any omissions, acts, or facts which have occurred up until the date hereof and whether or not relating to · claims pending on, or asserted after, the date hereof.

     2. Subject to the terms and conditions of this Agreement, the Company agrees (on its own behalf and on behalf of each of its affiliates) to and does hereby release and forever discharge Zwick and his affiliates and successors in interest of and from any and all claims, demands, rights, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, which the Company may now have, has ever had, or may hereafter have against Zwick or his affiliates arising contemporaneously with or prior to the date hereof or arising out of any omissions, acts, or facts which have occurred up until the date hereof and whether or not relating to claims pending on, or asserted after, the date hereof.

     3. The Parties irrevocably covenant to refrain from directly or indirectly asserting any claim or demand, or commencing, instituting, or causing to be commenced, any proceeding of any kind against the other Party, based upon any matter released hereby.

     4. Without in any way limiting any of the rights and remedies otherwise available the other Party, each Party (each an “Indemnifying Party”) shall indemnity and hold harmless each of the other parties hereto from and against all loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving third party claims, arising directly or indirectly from or in connection with (a) the assertion by or on behalf of such Indemnifying Party (or any affiliate, assignee or successor of such Indemnifying Party) or any claim or other matter released by such Indemnifying Party pursuant to this Agreement, and (b) the assertion by any third party of any claim or demand against any other party hereto which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of such Indemnifying Party (or any affiliate, assignee or successor of such Indemnifying Party) against such third party of any claims or other matters released pursuant to this Agreement.

     5. The Parties understand that future claims. demands, rights, liabilities, and causes of action released under Sections 1 and 2 above, which presently are unknown, unforeseen, or not yet in existence may occur and consciously intend to release all such claims.

     6. The Parties represent and warrant that they have made no assignment. transfer, conveyance, pledge, or other disposition of any of the claims, demands, causes of action, obligations, damages, or liabilities released under Sections 1 and 2 above, and that they are fully entitled to give its or his full and complete release of all such claims and demands.

     7. The Parties agree and understand that once this Agreement becomes effective, it cannot be revoked, and no Party can proceed against the other Party on account of any of the claims released herein. The Parties further agree and understand that any Party defending an action or claim commenced, maintained, or prosecuted in violation of this Agreement will be entitled to recover from the Party bringing the action or claim any damages or costs, including reasonable attorneys' fees and costs, incurred in defending the action or claim.

     8. The Parties represent and warrant that (a) each has read and understands the terms of the Agreement, (b) each has the full power and authority to execute and deliver this Agreement and to perform and carry out all covenants and obligations to be performed and carried out by them hereunder, (c) each has duly taken all required actions to authorize the execution of this Agreement and the performance of the other obligations to be performed by each of them hereunder, (d) this Agreement constitutes a legal, valid, and binding obligation of the Parties, enforceable against such party in accordance with its terms, and (e) each has entered into this Agreement voluntarily and for reasons of their own and not based upon the representations of the other party hereto except as contained in this Agreement.

     9. The Parties shall (i) take all actions necessary to comply promptly with all requirements which may be imposed on them with respect to the consummation of the transactions contemplated by · this Agreement, and (ii) take all actions necessary to obtain (and shall cooperate with the other Party in obtaining) any consent, signature. approval, order or authorization of, or any registration, declaration or filing with, any governmentalentity, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     10 The Parties hereby covenant and agree that they will not, directly or indirectly, (a) disparage the other party; or (b) disseminate, or cause or permit others to disseminate, negative statements regarding the other party. The Parties further agree to caution their respective affiliates and successors in interest to refrain from any disparaging remarks or conduct.

     11. This Agreement and any dispute arising hereunder shall be interpreted, enforced, and governed under the laws of Michigan.

     12. This Agreement shall be interpreted to be effective and valid under applicable law, but if any provision shall be held to be prohibited or invalid, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the other remaining provisions of this Agreement.

     13. This Agreement shall be binding upon and inure to the benefit of each of the affiliates, officers, directors, shareholders and successors in interest of each Party. The Parties may not assign or

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XCELMOBILITY INC.
a Nevada corporation

By: /s/_________________
Name: Ron Strauss
Title: Chairman

JACK ZWICK

/s/________________________